UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On May 14, 2010, Mr. Kevin P. Zdimal was appointed Vice President and Chief Accounting Officer of Carlisle Companies Incorporated (the “Company”).  Each year at its May meeting, the Company’s Board of Directors elects individuals to serve as officers of the Company for the following year.

Mr. Zdimal, age 40, joined the Company in 1995 and has held the following positions:  Internal Auditor (from September, 1995 to June, 1996), Financial Analyst (from July, 1996 to July, 1997), Controller for the Company’s subsidiary Carlisle Interconnect Technologies (“CIT”) (from August, 1997 to December, 1998), Vice President of Finance and Administration for CIT (from January, 1999 to March, 2001),  General Manager of CIT’s Andover, MA operation (from April, 2001 to June, 2002), Vice President of Finance and Administration for CIT (from July, 2002 to August, 2008), and Treasurer (from September, 2008 to May, 2010).

In connection with his promotion, Mr. Zdimal’s base salary increased to $230,000.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”) was held on May 14, 2010.  At the Annual Meeting, the election of three directors was approved as follows:

Director	For	Against	Withheld	Non-Vote

Robin J. Adams	61,583,305	655,366	51,200	4,754,255

Robin S. Callahan	60,946,840	1,300,125	42,906	4,754,255

David A. Roberts	60,492,747	1,743,068	54,057	4,754,255

At the Annual Meeting, the Company’s shareholders also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year as follows:

For	Against	Abstain

66,282,699	692,109	69,318

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2010	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President and Chief Financial Officer